UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2015

SIEBERT FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

New York	0-5703	11-1796714

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

885 Third Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:               (212) 644-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On November 9, 2015, the Registrant’s wholly-owned subsidiary, Muriel Siebert & Co., Inc. (“MS&Co”), entered into a purchase agreement pursuant to which Siebert Brandford Shank Financial, LLC (“SBSF”) repurchased MS&Co’s 49% membership interest in SBSF for an aggregate purchase price of $8.0 million, $4.0 million of which was paid in cash at closing and the balance of which was paid in the form of a secured junior subordinated promissory note in the principal amount of $4.0 million (the “SBSF Junior Note”). The SBSF Junior Note ranks junior in right of payment to up to $5.0 million of subordinated indebtedness incurred by SBSF at the time of the repurchase closing (the “SBSF Senior Debt”). The SBSF Junior Note is secured by a pledge by SBSF’s post-closing members of a number of the outstanding membership interests of SBSF that at all times will equal no less than 49% of the outstanding SBSF membership interests on a fully diluted basis. The SBSF Junior Note matures on November 9, 2020 and bears interest at a rate per year equal to 8% compounding monthly and payable in full at maturity. The SBSF Junior Note does not require any principal amortization before maturity; however, SBSF has the option to prepay the interest or principal without penalty. The SBSF Junior Note is subject to covenants and events of defaults that are substantially equivalent to those applicable to the SBSF Senior Debt, including covenants restricting debt and lien incurrence by SBS and SBSF; provided that the SBSF Junior Note is subject to customary intercreditor arrangements with the holders of the SBSF Senior Debt. Immediately upon the dissolution, liquidation, termination or expiration of SBSF or the SBS, or a change of control of SBSF or SBS, or sale of all or substantially all of their consolidated assets, SBSF is obligated to prepay all of the then outstanding balance of the Junior Subordinated Note.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 9, 2015, the Registrant completed the disposition of its 49% equity interest in SBSF the purchase agreement referenced in Item 1.01, above.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits

2.1	Purchase Agreement, dated as of November 9, 2015, by and among , Muriel Siebert & Co., Inc. and Siebert Brandford Shank Financial, LLC.

2.2	Junior Subordinated Promissory Note dated November 9, 2015, issued by Siebert Brandford Shank Financial, LLC to Muriel Siebert & Co., Inc.

2.3	Pledge Agreement, dated as of November 9, 2015, by and among , Muriel Siebert & Co., Inc., Siebert Brandford Shank Financial, LLC, Suzanne F. Shank, Cisneros and Miramontes Holdings, LLC, William C Thompson, Jr. and Sean Duffy.

99.1	Press Release dated November 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 10, 2015
	By:	/s/ Joseph M. Ramos, Jr.
Joseph M. Ramos, Jr.
EVP, Chief Operating Officer, Chief Financial Officer and Secretary